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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 2 to Form S-4 of our report (which contains an explanatory paragraph relating to the ability of Harvard Industries, Inc. to continue as a going concern) dated November 14, 1997, except for Note 9 as to which the date is December 29, 1997, relating to the financial statements which appear in the Annual Report of Harvard Industries, Inc. on Amendment No. 2 to Form 10-K/A, for the year ended September 30, 1998.

                                              /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                                PricewaterhouseCoopers LLP

11 Madison Avenue
New York, NY

June 11, 1999